NUTTER, McCLENNEN & FISH, LLP

                                ATTORNEYS AT LAW

                            ONE INTERNATIONAL PLACE
                        BOSTON, MASSACHUSETTS 02110-2699

              TELEPHONE: 617 439-2000     FACSIMILE: 617 973-9748


CAPE COD OFFICE                                              DIRECT DIAL NUMBER
HYANNIS, MASSACHUSETTS


                                October 28, 1997
                                    72462-23


PhyMatrix Corp.
777 South Flagler Drive, Suite 1000E
West Palm Beach, FL 33401

Gentlemen:

     Reference is made to the Registration Statement on Form S-3 (the "Registration Statement"), to be filed by PhyMatrix Corp. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the resale of an aggregate of 5,204,305 shares of Common Stock, $.01 par value, of the Company (the
"Shares"). These shares were issued pursuant to the Amended and Restated Agreement and Plan of Merger dated as of July 15, 1997 (the "Merger Agreement") by and among the Company, Clinical Studies, Ltd., PhyMatrix Acquisition I, Inc., a Delaware corporation, Dr. Michael Rothman, Dr. Walter Brown, Michael T. Heffernan and Ronald Phillips as Trustee of The Alexander Rothman 1993 Qualified Sub-Chapter S Trust and as Trustee of The Julie Rothman 1993 Qualified Sub-Chapter S Trust.

     We have acted as counsel for the Company in connection with the Registration Statement. We have examined original or certified copies of the Company's Certificate of Incorporation and all amendments thereto and restatements thereof, the Company's By-Laws, as amended, the corporate records of the Company to the date hereof, the Merger Agreement, certificates of public officials and such other certificates, documents, records and materials as we have deemed necessary in connection with the opinion letter.

     Based upon the foregoing, and in reliance upon information from time to time furnished to us by the Company's officers, directors and agents, we are of the opinion that the Shares have been duly authorized and are legally issued, fully paid and non-assessable, and will continue to be so after their sale under the Registration Statement.

     We understand that this opinion letter is to be used in connection with the Registration Statement. We hereby consent to the filing of this opinion letter with and as a part of the Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the Prospectus filed as part thereof. It is understood that this opinion letter is to be used in connection with the offering and sale of the Shares only while said Registration Statement, as amended from time to time, is effective under the Securities Act.


                               Very truly yours,


                               /s/ Nutter, McClennen & Fish, LLP
                               Nutter, McClennen & Fish, LLP